EXHIBIT  1


                           JOINT  FILING  AGREEMENT
                           ------------------------


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G/A (including amendments thereto) with respect to the common stock of BRIGHAM EXPLORATION COMPANY and further agree that this Joint
Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth opposite his or her name.


Date:  February 14, 2001                      /s/  BEN M. BRIGHAM
                                              --------------------------------
                                                   Ben M. Brigham


Date:  February 14, 2001                      /s/  ANNE L. BRIGHAM
                                              --------------------------------
                                                   Anne L. Brigham


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